EXHIBIT 4.11
AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          Amendment No. 10 (this “Amendment”), dated as of November 17, 2008, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”) and Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”) (Terra Capital and TMH each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended And Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
          2. Amendments. Upon the occurrence of the Tenth Amendment Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:
               (a) Section 1.1 (Defined Terms) is hereby amended by amending and restating in their entirety following definitions:
                    “Terra Investment Fund LLC 1 “ means Terra Investment Fund LLC, an Oklahoma limited liability company.
                    “Terra US Newco “ means Terra Global Holding Company Inc., a Delaware corporation.
               (b) Section 8.12 (Long-Term Indebtedness) is hereby amended by:
               (i) replacing the phrase “Notwithstanding the foregoing restrictions, Terra Capital may also make open market purchases of the Senior Second Lien Notes and the Senior Secured Notes (each a “Senior Note Purchase”) if, after giving effect to each Senior Note Purchase, the following conditions are satisfied:” in its entirety and replacing it with the following:
     Notwithstanding the foregoing restrictions, Terra Industries and its Subsidiaries may also make open market purchases of the Senior Unsecured Notes (2007) and any other long-term indebtedness of Terra Industries and its Subsidiaries

(each a “Senior Note Purchase”) if, after giving effect to each Senior Note Purchase, the following conditions are satisfied:
and
               (ii) replacing the reference to “$100,000,000” in subclause (Y) of clause (A) thereof with the following:
               $150,000,000.
          3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Tenth Amendment Effective Date”) when the following conditions precedent have been satisfied:
               (a) Certain Documents. The Administrative Agent shall have received on or before the Tenth Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                    (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Requisite Lenders; and
                    (ii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Tenth Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
               (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date.
               (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent all fees, costs, and expenses payable pursuant to this Amendment and the other Loan Documents, including those payable in accordance with Section 11.3 of the Credit Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Borrowers.
          4. Representations and Warranties. On and as of the date hereof, and as of the Tenth Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
               (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such

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representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
               (b) No Default or Event of Default has occurred and is continuing.
          5. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
          6. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
          7. Fees. As consideration for a Lender consenting to this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of such Lender, a fee equal to 0.1% of the sum of such Lender’s Revolving Credit Commitment currently in effect provided that the Administrative Agent shall have received (by facsimile or otherwise) this Amendment executed from such Lender by 12:00 p.m. (New York time) on November 17, 2008.
          8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
          9. Governing Law; Counterparts; Miscellaneous.
               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
               (d) From and after the Tenth Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[Signature pages follow]

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          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 10 to the Amended and Restated Credit Agreement to he effective for all purposes as of the Tenth Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:	/s/ Christopher H. Rasmussen
	Name:	Christopher H. Rasmussen
	Title:	Vice President and Treasurer

Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Vice President and CFO

Guarantors Terra Industries Inc.
By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	Sr. Vice President and CFO

Terra Capital Holdings Inc.
By:	/s/ Christopher H. Rasmussen
	Name:	Christopher H. Rasmussen
	Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Administrative Agent Citicorp USA, Inc.
By:	/s/ MILES D. McMANUS
	Name:	MILES D. McMANUS
	Title:	Vice President and Director

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Lenders Citicorp USA, Inc.
By:	/s/ MILES D. McMANUS
	Name:	MILES D. McMANUS
	Title:	Vice President and Director

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Wells Fargo Foothill, LLC
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

State of California Public Employees’ Retirement System
By:	/s/ Mike Claybar
	Name:	Mike Claybar
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

General Electric Capital Corporation
By:	/s/ Maura Fitzgerald
	Name:	Maura Fitzgerald
	Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Bank of America, N.A., successor by merger to LaSalle Bank National Association
By:	/s/ Michael T Letsch
	Name:	Michael T Letsch
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT OF GUARANTORS
Dated as of November 17, 2008
          Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]
[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A
   MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A
   MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A
   MISSISSIPPI CHEMICAL MANAGEMENT
   COMPANY)
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President, General Counsel and Corporate Secretary

TERRA (U.K.) HOLDINGS INC.
By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President and Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]